EXHIBIT 99.1

MEC

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1

PRESS RELEASE

Magna Entertainment Corp. Announces Completion of $20 Million Private Placement

AURORA, ON, October 29, 2007 — Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) today announced the completion of its private placement of 8,888,888 MEC Class A Subordinate Voting Stock (“MEC Class A Shares”) to Fair Enterprise Limited (“Fair Enterprise”), a company that forms part of an estate planning vehic4le for the family of Mr. Frank Stronach, MEC’s Chairman and Interim Chief Executive Officer, at a price of $2.25 per MEC Class A Share, generating proceeds of $20 million. As a result of the completion of the private placement, the percentage of MEC Class A Shares beneficially owned by Fair Enterprise has increased to approximately 21.6% of the issued and outstanding MEC Class A Shares, representing approximately 10.8% of the equity of MEC. The proceeds of the private placement will be used to fund MEC’s operations.

About MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities.  MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV, a 24-hour horse racing television network and TrackNet Media Group, LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements).  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the intended use of proceeds from the private placement and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such performance or results will be achieved.  Undue reliance should not be placed on such statements.  Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from our forward-looking statements.  Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information, please contact:

Blake Tohana

Executive Vice-President and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel:  905-726-7493